As filed with the Securities and Exchange Commission on November 9, 2007

Registration No. 333-101323

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2805249
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4150 Network Circle

Santa Clara, California 95054

(650) 960-1300

(Address and telephone number of Registrant’s principal executive offices)

Jonathan I. Schwartz

Chief Executive Officer

Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, California 95054

(650) 960-1300

(Name, address and telephone number of agent for service)

SUN MICROSYSTEMS, INC.

1990 LONG TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

Copy of communications to:

William L. Neff, Esq.

Hogan & Hartson LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, DC 20004-1109

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration No. 333-101323 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $0.00067 per share (the “Common Stock”), of Sun Microsystems, Inc. (the “Company”) that were registered for issuance pursuant to the Sun Microsystems, Inc. 1990 Long Term Equity Incentive Plan (the “1990 Plan”). The Company registered an aggregate of 1,287,475,000 shares (share number adjusted to reflect stock splits) of Common Stock for issuance under the 1990 Plan pursuant to eight registration statements on Form S-8 filed with the Securities and Exchange Commission on December 14, 1990 (Registration No. 33-38220), November 23, 1994 (Registration No. 33-56577), March 6, 1996 (Registration No. 333-01459), November 12, 1998 (Registration No. 333-67183), November 12, 1999 (Registration No. 333-90907), November 13, 2000 (Registration No. 333-49788), November 13, 2001 (Registration No. 333-73218) and November 20, 2002 (Registration No. 333-101323). The Company has adopted a new equity-based plan, the 2007 Omnibus Incentive Plan (the “2007 Plan”), which provides that the shares of Common Stock that are available for future awards under the 1990 Plan may be transferred and reserved for issuance under the 2007 Plan. A total of 275,348,531 shares of Common Stock were available for future awards under the 1990 Plan as of November 8, 2007.

Accordingly, pursuant to General Instruction E to Form S–8, this Post-Effective Amendment No. 1 is being filed to deregister 275,348,531 shares of Common Stock previously registered for issuance under the 1990 Plan and to move those shares to a new Form S–8 Registration Statement (No. 333–_______) filed by the Company for shares issuable under the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California on the November 9, 2007.

SUN MICROSYSTEMS, INC.

By:	/s/ Michael E. Lehman
Michael E. Lehman
Chief Financial Officer and
Executive Vice President,
Corporate Resources

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott G. McNealy (Scott G. McNealy)	Chairman of the Board of Directors	November 9, 2007

/s/ Jonathan I. Schwartz (Jonathan I. Schwartz)	Chief Executive Officer, President and Director (Principal Executive Officer)	November 9, 2007

/s/ Michael E. Lehman (Michael E. Lehman)	Chief Financial Officer and Executive Vice President, Corporate Resources (Principal Financial Officer)	November 9, 2007

/s/ V. Kalyani Chatterjee (V. Kalyani Chatterjee)	Vice President and Corporate Controller (Principal Accounting Officer)	November 9, 2007

/s/ James L. Barksdale (James L. Barksdale)	Director	November 9, 2007

/s/ Stephen M. Bennett (Stephen M. Bennett)	Director	November 9, 2007

/s/ Peter L.S. Currie (Peter L.S. Currie)	Director	November 9, 2007

/s/ Robert J. Finocchio, Jr. (Robert J. Finocchio, Jr.)	Director	November 9, 2007

/s/ Michael E. Marks (Michael E. Marks)	Director	November 9, 2007

(Patricia E. Mitchell)	Director

/s/ M. Kenneth Oshman (M. Kenneth Oshman)	Director	November 9, 2007

/s/ P. Anthony Ridder (P. Anthony Ridder)	Director	November 9, 2007